Exhibit 99.1
Workday Announces Fiscal 2022 First Quarter Financial Results

Fiscal First Quarter Total Revenues of $1.18 Billion, Up 15.4% Year Over Year
Subscription Revenue of $1.03 Billion, Up 17.0% Year Over Year
24-Month Subscription Revenue Backlog of $6.59 Billion, Up 19.5% Year Over Year
Total Subscription Revenue Backlog of $10.08 Billion, Up 23.0% Year Over Year

PLEASANTON, Calif., May 26, 2021 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2022 first quarter ended April 30, 2021.

Fiscal 2022 First Quarter Results

•Total revenues were $1.18 billion, an increase of 15.4% from the first quarter of fiscal 2021. Subscription revenue was $1.03 billion, an increase of 17.0% from the same period last year.
•Operating loss was $38.3 million, or negative 3.3% of revenues, compared to an operating loss of $144.5 million, or negative 14.2% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $288.5 million, or 24.6% of revenues, compared to a non-GAAP operating income of $130.5 million, or 12.8% of revenues, in the same period last year.1
•Net loss per basic and diluted share was $0.19, compared to a net loss per basic and diluted share of $0.68 in the first quarter of fiscal 2021. Non-GAAP net income per diluted share was $0.87, compared to a non-GAAP net income per diluted share of $0.44 in the same period last year.2
•Operating cash flows were $452.4 million compared to $263.7 million in the prior year.
•Cash, cash equivalents, and marketable securities were $2.99 billion as of April 30, 2021.

Comments on the News

“It was a strong start to the year as more organizations turn to Workday to accelerate their digital transformation efforts and meet the evolving finance and workforce demands for a post-pandemic world,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “As we look to future growth and innovation, our values are stronger than ever with our employees foundational to continued customer success, which is why we’re investing heavily in growing our workforce. In doing so, we can further embrace the opportunity in front of us to partner with more organizations globally.”

“Building on last year’s momentum, our first quarter bookings outperformance, combined with ongoing strength in our pipeline, demonstrates continued demand for our solutions and increased confidence in new bookings acceleration this fiscal year,” said Chano Fernandez, co-CEO, Workday. “A big thanks to our employees and partners around the world who play an important role in helping us achieve continued customer momentum. As we look ahead, we’ll be making investments across our organization and in new market opportunities so we can expand our efforts and build on this great start to the year.”

“We delivered solid first-quarter results driven by strong execution against an improving market backdrop,” said Robynne Sisco, president and chief financial officer, Workday. “As a result, we are raising our fiscal 2022 guidance for subscription revenue to a range of $4.425 to $4.440 billion, growth of 17%. We expect second-quarter subscription revenue of $1.095 billion to $1.097 billion, growth of 18%. We are also raising our fiscal 2022 non-GAAP operating margin guidance to a range of 18% to 19%.”

Recent Highlights
•Workday announced that it completed its acquisition of Peakon ApS, an employee success platform that converts feedback into actionable insights. The company now operates as Peakon, a Workday company.
•Workday announced it plans to increase its global headcount by more than 20% or more than 2,500 hires in fiscal 2022, which includes the creation of 400 new jobs at its European headquarters in Dublin as well as more than 250 new roles in Atlanta, Georgia.
•Workday achieved a customer satisfaction rating of 97% as part of its latest customer survey of named support contacts – those who are closest to engaging with the Workday experience on a daily basis.
•Workday delivered its latest feature release – Workday 2021 R1 – which included advancements across its product portfolio such as expanded functionality in spend and supplier management, more personalized experiences in Workday People Experience, and advances in Workday Extend to further support customers in creating and deploying new capabilities in their Workday environment.
•Workday announced changes to its board of directors, including the appointment of Co-Founder and Co-CEO Aneel Bhusri as chairman, Co-CEO Chano Fernandez as a director, and Co-Founder and Director Dave Duffield as chairman emeritus.
•For the fifth year in a row, Workday was named a Leader in the Gartner Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises.3
•Workday was named one of Ethisphere’s 2021 World’s Most Ethical Companies, which recognizes companies with a commitment to advancing business integrity. In addition, Workday was recognized as part of Fast Company’s 2021 World Changing Ideas Awards for VIBE IndexTM, an offering that helps organizations measure and compare belonging, equity, diversity, and inclusion.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2022 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner “Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises,” by John Van Decker, Greg Leiter, Robert Anderson, 10 May 2021.

Required Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 45 percent of the Fortune 500. For more information about Workday, visit workday.com.

© 2021 Workday, Inc. All rights reserved. Workday, Peakon, VIBE Index, and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2022 subscription revenue and non-GAAP operating margin, second-quarter subscription revenue, growth innovation, opportunities, customer demand and momentum, acceleration potential, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to implement our plans, objectives, and other expectations with respect to Peakon or any other of our acquired companies; (iii) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended April 30, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$959,358	$1,384,181
Marketable securities	2,035,171	2,151,472
Trade and other receivables, net	647,163	1,032,484
Deferred costs	123,828	122,764
Prepaid expenses and other current assets	140,277	111,160
Total current assets	3,905,797	4,802,061
Property and equipment, net	1,155,697	972,403
Operating lease right-of-use assets	280,943	414,143
Deferred costs, noncurrent	265,388	271,796
Acquisition-related intangible assets, net	401,220	248,626
Goodwill	2,362,166	1,819,625
Other assets	252,796	189,757
Total assets	$8,624,007	$8,718,411
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48,097	$75,596
Accrued expenses and other current liabilities	208,559	169,266
Accrued compensation	320,176	285,061
Unearned revenue	2,361,095	2,556,624
Operating lease liabilities	81,106	93,000
Debt, current	1,191,722	1,103,101
Total current liabilities	4,210,755	4,282,648
Debt, noncurrent	673,273	691,913
Unearned revenue, noncurrent	64,914	80,111
Operating lease liabilities, noncurrent	213,568	350,051
Other liabilities	56,056	35,854
Total liabilities	5,218,566	5,440,577
Stockholders’ equity:
Common stock	246	242
Additional paid-in capital	6,298,516	6,254,936
Treasury stock	(12,420)	(12,384)
Accumulated other comprehensive income (loss)	(60,421)	(54,970)
Accumulated deficit	(2,820,480)	(2,909,990)
Total stockholders’ equity	3,405,441	3,277,834
Total liabilities and stockholders’ equity	$8,624,007	$8,718,411

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenues:
Subscription services	$1,032,169	$881,956
Professional services	142,864	136,429
Total revenues	1,175,033	1,018,385
Costs and expenses (1):
Costs of subscription services	182,208	145,263
Costs of professional services	150,845	160,367
Product development	441,616	443,484
Sales and marketing	326,494	318,557
General and administrative	112,183	95,171
Total costs and expenses	1,213,346	1,162,842
Operating income (loss)	(38,313)	(144,457)
Other income (expense), net	(9,051)	(10,973)
Loss before provision for (benefit from) income taxes	(47,364)	(155,430)
Provision for (benefit from) income taxes	(842)	2,938
Net loss	$(46,522)	$(158,368)
Net loss per share, basic and diluted	$(0.19)	$(0.68)
Weighted-average shares used to compute net loss per share, basic and diluted	243,739	232,939

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended April 30,
	2021	2020
Costs of subscription services	$20,717	$13,892
Costs of professional services	27,692	22,566
Product development	129,862	122,022
Sales and marketing	50,308	46,950
General and administrative	36,056	31,242

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(46,522)	$(158,368)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	82,463	71,514
Share-based compensation expenses	264,635	236,672
Amortization of deferred costs	31,614	26,060
Amortization of debt discount and issuance costs	997	14,840
Non-cash lease expense	22,230	18,369
Other	3,397	4,370
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	392,119	290,902
Deferred costs	(26,270)	(18,060)
Prepaid expenses and other assets	(35,566)	19,977
Accounts payable	(170)	(22,382)
Accrued expenses and other liabilities	(10,920)	(1,504)
Unearned revenue	(225,579)	(218,707)
Net cash provided by (used in) operating activities	452,428	263,683
Cash flows from investing activities:
Purchases of marketable securities	(765,395)	(553,985)
Maturities of marketable securities	857,408	381,398
Sales of marketable securities	12,457	5,279
Owned real estate projects	(171,423)	(2,487)
Capital expenditures, excluding owned real estate projects	(69,796)	(59,940)
Business combinations, net of cash acquired	(679,220)	—
Purchases of non-marketable equity and other investments	(45,767)	(52,250)
Sales and maturities of non-marketable equity and other investments	25	4,638
Other	(5)	—
Net cash provided by (used in) investing activities	(861,716)	(277,347)
Cash flows from financing activities:
Proceeds from borrowings on Term Loan, net of debt discount and issuance costs	—	497,795
Payments on convertible senior notes	(51)	(1)
Payments on Term Loan	(9,375)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	(1,357)	3,577
Other	(225)	(2,040)
Net cash provided by (used in) financing activities	(11,008)	499,331
Effect of exchange rate changes	186	(265)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(420,110)	485,402
Cash, cash equivalents, and restricted cash at the beginning of period	1,387,921	734,721
Cash, cash equivalents, and restricted cash at the end of period	$967,811	$1,220,123

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$182,208	$(20,717)	$(14,204)	$—	$147,287
Costs of professional services	150,845	(27,692)	(6,953)	—	116,200
Product development	441,616	(129,862)	(19,542)	—	292,212
Sales and marketing	326,494	(50,308)	(17,106)	—	259,080
General and administrative	112,183	(36,056)	(4,386)	—	71,741
Operating income (loss)	(38,313)	264,635	62,191	—	288,513
Operating margin	(3.3)%	22.5%	5.4%	—%	24.6%
Other income (expense), net	(9,051)	—	—	—	(9,051)
Income (loss) before provision for (benefit from) income taxes	(47,364)	264,635	62,191	—	279,462
Provision for (benefit from) income taxes	(842)	—	—	53,940	53,098
Net income (loss)	$(46,522)	$264,635	$62,191	$(53,940)	$226,364
Net income (loss) per share (1)	$(0.19)	$1.09	$0.26	$(0.29)	$0.87
(1)GAAP net loss per share is calculated based upon 243,739 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 260,416 diluted weighted-average shares of common stock.
(2)Other operating expenses include total employer payroll tax-related items on employee stock transactions of $44.3 million and amortization of acquisition-related intangible assets of $17.9 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, we determined the projected non-GAAP tax rate to be 19%. Included in this is a dilution impact of $0.07 from the conversion of basic and diluted net loss per share to diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$145,263	$(13,892)	$(9,643)	$—	$—	$121,728
Costs of professional services	160,367	(22,566)	(3,101)	—	—	134,700
Product development	443,484	(122,022)	(12,150)	—	—	309,312
Sales and marketing	318,557	(46,950)	(10,576)	—	—	261,031
General and administrative	95,171	(31,242)	(2,781)	—	—	61,148
Operating income (loss)	(144,457)	236,672	38,251	—	—	130,466
Operating margin	(14.2)%	23.2%	3.8%	—%	—%	12.8%
Other income (expense), net	(10,973)	—	—	14,803	—	3,830
Income (loss) before provision for (benefit from) income taxes	(155,430)	236,672	38,251	14,803	—	134,296
Provision for (benefit from) income taxes	2,938	—	—	—	22,578	25,516
Net income (loss)	$(158,368)	$236,672	$38,251	$14,803	$(22,578)	$108,780
Net income (loss) per share (1)	$(0.68)	$1.02	$0.16	$0.06	$(0.12)	$0.44
(1)GAAP net loss per share is calculated based upon 232,939 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 248,181 diluted weighted-average shares of common stock.
(2)Other operating expenses include total employer payroll tax-related items on employee stock transactions of $22.4 million and amortization of acquisition-related intangible assets of $15.8 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the projected non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.02 from the conversion of basic and diluted net loss per share to diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. We adopted Accounting Standard Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), on February 1, 2021, using a modified retrospective method, under which financial results reported in prior periods were not adjusted. Prior to the adoption, we were required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we were required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs were excluded from management’s assessment of our operating performance because management believed that these non-cash expenses were not indicative of ongoing operating performance. Management believed that the exclusion of the non-cash interest expense provided investors an enhanced view of Workday’s operational performance. Upon adoption, we recombined the liability and equity components of our outstanding convertible senior notes, assuming the instrument was accounted for as a single liability from inception to the date of adoption. We similarly recombined the liability and equity components of the issuance costs. Under this new guidance, we will no longer incur interest expense related to the amortization of the debt discount associated with the conversion option and therefore no longer consider this to be a Non-GAAP reconciling item.

•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2022 and 2021, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Nina Oestlien
Media@Workday.com